Portfolio Recovery Associates Reports First Quarter 2012 Results

NORFOLK, VA -- (Marketwire - May 07, 2012) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a specialized financial and business services company and market leader in the consumer debt purchase and collection industry, today reported its first quarter 2012 results.

First Quarter Highlights

  Cash collections of $218.0 million, including Mackenzie Hall collections, up 31% from the first quarter of 2011.
  First quarter revenue of $140.1 million, including Mackenzie Hall revenue of $4.6 million, up 25% from the year-earlier quarter.
  First quarter net income of $25.5 million, an increase of 10% over the first quarter of 2011.
  First quarter diluted EPS of $1.47, compared with $1.34 in the first quarter of 2011.
  Annualized return on average equity of 16.7% for the quarter.

"The first quarter of 2012 exhibited significant growth for PRA and continued the momentum we generated in 2011, culminating in strong financial results," said Steve Fredrickson, chairman, president and chief executive officer.

"Our expanded focus beginning this quarter on legal collections from those who can, but won't, pay back their debt, performed better than we anticipated. Legal collection costs of $23.7 million were on target, with legal cash collections increasing 42% over first quarter 2011. Total cash collections increased 31% year-over-year, as we added new consumer debt and bankrupt customer portfolios of $111.4 million this quarter," Fredrickson said.

"Revenue from our fee-for-service businesses slightly improved year-over-year, largely due to the inclusion of Mackenzie Hall. We look forward to the growth and diversification opportunities that Mackenzie Hall provides us," Fredrickson said. "Our focus on enhancing shareholder value -- driven in part through our share repurchase program -- has set the stage for sustained growth and success in 2012. We continue to identify opportunities to invest in our growth and improve our operational performance as PRA strives to be the standard by which all other firms in our industry are measured."

FINANCIAL AND OPERATING REVIEW

Revenues

  Total revenues were $140.1 million for the quarter, up 25% when compared with the same period a year ago. This was driven by cash receipts of $233.9 million in the first quarter, up 28% from $182.5 million a year earlier. The Company defines cash receipts as the total of cash collections and fee income.

Finance Receivable Income

  Cash collections from finance receivables rose 31% to $218.0 million in the first quarter of 2012 from $166.7 million in the year-ago period. Cash collections reflected the seasonal strength typically experienced in the first quarter, coupled with improvements made in the Company's collections operations. The table below displays cash collections by source, by quarter for the past five quarters. Mackenzie Hall collections are included only in Q12012:

Cash Collection Source ($ in     Q12012   Q42011   Q32011   Q22011   Q12011
 thousands)                     -------- -------- -------- -------- --------
Call Center & Other Collections $ 79,805 $ 61,227 $ 63,967 $ 64,566 $ 67,377
External Legal Collections        34,852   26,316   27,245   27,329   25,378
Internal Legal Collections        23,345   17,615   16,444   16,007   15,598
Purchased Bankruptcy
 Collections                      79,994   75,166   74,512   68,379   58,364
                                -------- -------- -------- -------- --------
Total Cash Collections          $217,996 $180,324 $182,168 $176,281 $166,717
                                ======== ======== ======== ======== ========

  Internal legal collections, in which the Company uses its own staff attorneys, continue to represent an important, developing collections channel. Internal legal collections increased to $23.3 million in the first quarter of 2012 from $15.6 million in the year-ago quarter. Total legal collections advanced 42% over the first quarter of 2011. Strong future growth in legal collections is expected as a result of an expanded focus on legal collections activities.

  During the quarter, the Company applied 43.0% of cash collections to reduce the carrying value of its owned debt portfolios, up from 42.4% in the first quarter of 2011. The first quarter 2012 principal amortization rate included $0.5 million in net allowance charges against certain pools of finance receivables accounts.

  Cash collections produced income on finance receivables of $124.2 million in the first quarter of 2012, net of allowance charges. Income on finance receivables, net of allowance charges, increased 29% from the first quarter of 2011.

  For the first quarter of 2012, domestic Core portfolio income was $83.7 million, including net allowance reversals of $0.5 million. Net domestic Core portfolio income increased 31% over the first quarter of 2011. Net Bankruptcy portfolio income for the first quarter of 2012 was $39.5 million, net of allowance charges of $1.0 million. Net Bankruptcy portfolio income increased 23% over the first quarter of 2011.

  The Company purchased $1.46 billion of face-value finance receivables during the first quarter of 2012 for $111.4 million. These receivables were acquired in 91 defaulted debt portfolios from 16 different sellers.

Fee Income

  The Company's fee-for-service businesses generated revenue of $15.9 million in the first quarter of 2012, stable with revenue of $15.8 million reported in the same period a year ago. The inclusion of Mackenzie Hall plus year-over-year growth in fee income generated by PRA Government Services helped to offset a year-over-year decline in fee income from PRA Location Services and Claims Compensation Bureau. Together, the fee-for-service businesses accounted for 11% of the Company's overall revenues in the first quarter of 2012.

Operating Income

  Operating income was $44.4 million in the first quarter of 2012, compared with $42.7 million in the first quarter of 2011, representing an increase of 4%. The operating margin decreased from 38.2% in the year-earlier quarter to 31.7% in the recently completed quarter. The decline can be attributed, in large part, to the increased legal collection expenses associated with the Company's focus on driving net incremental cash flow from this portion of the business.

Balance Sheet

  Cash balances were $28.1 million as of March 31, 2012.

  During the first quarter of 2012, the Company had net borrowings of $45.0 million under its line of credit, resulting in an outstanding balance of $265 million at quarter-end. Remaining borrowing availability, subject to normal borrowing and collateral provisions, under the line was $142.5 million as of March 31, 2012. Subsequent to quarter-end, the Company's line of credit was amended to increase the credit limit by $51 million.

  As previously announced, the Board of Directors has authorized a share repurchase program of up to $100 million of the Company's outstanding shares of common stock. As of May 3, 2012, the Company had repurchased approximately 100,000 shares at an average purchase price of approximately $68 per share. Repurchases depend on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

Conference Call Information
The Company will hold a conference call with investors at 5:30 p.m. ET, Monday, May 7, 2012, to discuss its first quarter results. Investors may access the call by dialing 888-679-8040 for domestic callers or 617-213-4851 for international callers using the pass code 40970062. A replay will be available approximately one hour after the call ends and will remain available for seven days. Investors may access the replay of the call by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 99187654.

Investors also may listen to the conference call via webcast, both live and archived, at the company's website, www.PortfolioRecovery.com at the Investor Relations main page.

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates, Inc. (PRA) is a specialized financial and business services company. A market leader in the consumer debt purchase and collection industry, PRA also provides a broad range of fee-based services, including revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. PRA has a longstanding culture of compliance, engaging collaboratively with its customers to create realistic, affordable repayment plans. The Company has more than 3,000 employees in 10 U.S. states and the United Kingdom.

PRA has been named to the Forbes 100 Best Small Companies in America annual rankings list for five consecutive years (2007 - 2011). It was ranked as one of BusinessWeek's 100 Hot Growth Companies in 2003, 2005 and 2007, and was recognized by Fortune as one of America's Top Small Businesses in 2006 and 2007. The Company's shares are publicly traded on the NASDAQ Global Select Market under the symbol "PRAA." Additional information about Portfolio Recovery Associates is available at www.PortfolioRecovery.com.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                  Unaudited Consolidated Income Statements
                  (in thousands, except per share amounts)

                                                Three Months   Three Months
                                                   Ended          Ended
                                                 March 31,      March 31,
                                                    2012           2011
                                               -------------  -------------

Revenues:
  Income recognized on finance receivables,
   net                                         $     124,226  $      95,974
  Fee income                                          15,920         15,803
                                               -------------  -------------

    Total revenues                                   140,146        111,777
                                               -------------  -------------

Operating expenses:
  Compensation and employee services                  39,694         34,153
  Legal collection fees                                7,617          5,749
  Legal collection costs                              23,669          9,338
  Agent fees                                           1,627          2,639
  Outside fees and services                            5,860          3,414
  Communications                                       8,253          6,313
  Rent and occupancy                                   1,611          1,398
  Depreciation and amortization                        3,656          3,216
  Other operating expenses                             3,738          2,852
                                               -------------  -------------

    Total operating expenses                          95,725         69,072
                                               -------------  -------------

      Income from operations                          44,421         42,705

Other income and (expense):
  Interest income                                          1              -
  Interest expense                                    (2,653)        (2,867)
                                               -------------  -------------

      Income before income taxes                      41,769         39,838

      Provision for income taxes                      16,580         16,129
                                               -------------  -------------

      Net income                               $      25,189  $      23,709
                                               =============  =============

        Net loss/(income) attributable to
         noncontrolling interest                         273           (588)
                                               -------------  -------------

      Net income attributable to Portfolio
       Recovery Associates, Inc.               $      25,462  $      23,121
                                               =============  =============

Net income per common share attributable to
 Portfolio Recovery Associates, Inc.:
  Basic                                        $        1.48  $        1.35
  Diluted                                      $        1.47  $        1.34

Weighted average number of shares outstanding:
  Basic                                               17,196         17,092
  Diluted                                             17,267         17,199

                     Portfolio Recovery Associates, Inc.
               Unaudited Condensed Consolidated Balance Sheets
                  (in thousands, except per share amounts)

                                                   March 31,    December 31,
ASSETS                                                2012          2011
                                                 ------------- -------------

Cash and cash equivalents                        $      28,068 $      26,697
Finance receivables, net                               945,242       926,734
Accounts receivable, net                                 9,107         7,862
Property and equipment, net                             26,369        25,727
Goodwill                                                97,480        61,678
Intangible assets, net                                  27,179        14,596
Other assets                                             8,581         7,829
                                                 ------------- -------------

      Total assets                               $   1,142,026 $   1,071,123
                                                 ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities       $      42,309 $      42,660
  Net deferred tax liability                           194,286       193,898
  Line of credit                                       265,000       220,000
  Long-term debt                                           936         1,246
                                                 ------------- -------------

    Total liabilities                                  502,531       457,804
                                                 ------------- -------------

Redeemable noncontrolling Interest                      18,783        17,831
                                                 ------------- -------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000, issued and outstanding shares
   - 0                                                       -             -
  Common stock, par value $0.01, 60,000
   authorized shares, 17,175 issued and
   outstanding shares at March 31, 2012, and
   17,134 issued and outstanding shares at
   December 31, 2011                                       172           171
  Additional paid-in capital                           166,133       167,719
  Retained earnings                                    453,060       427,598
  Accumulated other comprehensive income                 1,347             -
                                                 ------------- -------------
    Total stockholders' equity                         620,712       595,488
                                                 ============= =============

      Total liabilities and stockholders' equity $   1,142,026 $   1,071,123
                                                 ============= =============

                    Portfolio Recovery Associates, Inc.
         Unaudited Condensed Consolidated Statements of Cash Flows
                               (in thousands)

                                                Three Months   Three Months
                                                   Ended          Ended
                                                 March 31,      March 31,
                                                    2012           2011
                                               -------------  -------------
Cash flows from operating activities:
  Net income                                   $      25,189  $      23,709
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Amortization of share-based compensation           2,347          2,614
    Depreciation and amortization                      3,656          3,216
    Deferred tax expense                                 403         14,072
    Changes in operating assets and
     liabilities:
      Other assets                                       711            842
      Accounts receivable                              2,922          1,563
      Accounts payable and accrued liabilities       (15,169)        (2,696)
                                               -------------  -------------

    Net cash provided by operating activities         20,059         43,320
                                               -------------  -------------

Cash flows from investing activities:
  Purchases of property and equipment                 (1,152)        (2,163)
  Acquisition of finance receivables, net of
   buybacks                                         (108,176)      (106,405)
  Collections applied to principal on finance
   receivables                                        93,770         70,743
  Business acquisition, net of cash acquired        (48,653)             -
                                               -------------  -------------

    Net cash used in investing activities            (64,211)       (37,825)
                                               -------------  -------------

Cash flows from financing activities:
  Proceeds from exercise of options                        -            149
  Income tax benefit from share-based
   compensation                                        1,440            294
  Proceeds from line of credit                        95,000          2,000
  Principal payments on line of credit               (50,000)       (12,000)
  Repurchases of common stock                         (2,081)             -
  Distributions paid to noncontrolling
   interest                                                -         (1,291)
  Principal payments on long-term debt                  (310)          (298)
                                               -------------  -------------

    Net cash provided by/(used in) financing
     activities                                       44,049        (11,146)
                                               -------------  -------------

Effect of exchange rate on cash                        1,474              -

    Net increase/(decrease) in cash and cash
     equivalents                                       1,371         (5,651)

Cash and cash equivalents, beginning of year          26,697         41,094
                                               -------------  -------------

Cash and cash equivalents, end of period       $      28,068  $      35,443
                                               =============  =============

Supplemental disclosure of cash flow
 information:
  Cash paid for interest                       $       2,557  $       2,711
  Cash paid for income taxes                          12,497             15

Noncash investing and financing activities:
  Adjustment of the noncontrolling interest
   measurement amount                          $      (1,225) $        (985)
  Distributions payable relating to
   noncontrolling interest                                 -            769
  Employee stock relinquished for payment of
   taxes                                              (2,066)             -

                            FINANCIAL HIGHLIGHTS

                                              Three Months Ended
                                                   March 31,            %
                                               2012         2011     Change
                                           -----------  -----------  ------
EARNINGS (in thousands)
Income recognized on finance receivables,
 net                                       $   124,226  $    95,974      29%
Fee income                                      15,920       15,803       1%
Total revenues                                 140,146      111,777      25%
Operating expenses                              95,725       69,072      39%
Income from operations                          44,421       42,705       4%
Net interest expense                             2,652        2,867      -7%
Net income                                      25,189       23,709       6%
Net income attributable to Portfolio
 Recovery Associates, Inc.                      25,462       23,121      10%
                                           -----------  -----------  ------

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents                  $    28,068  $    35,443     -21%
Finance receivables, net                       945,242      866,992       9%
Goodwill and intangible assets, net            124,659       78,893      58%
Total assets                                 1,142,026    1,020,099      12%
Line of credit                                 265,000      290,000      -9%
Total liabilities                              502,531      489,136       3%
Total equity                                   620,712      515,710      20%
                                           -----------  -----------  ------

FINANCE RECEIVABLE COLLECTIONS (dollars in
 thousands)
Cash collections                           $   217,996  $   166,717      31%
Principal amortization without allowance
 charges                                        93,276       66,703      40%
Principal amortization with allowance
 charges                                        93,770       70,743      33%
Principal amortization w/ allowance
 charges as % of cash collections:
  Including fully amortized pools                 43.0%        42.4%      1%
  Excluding fully amortized pools                 44.8%        45.3%     -1%
                                           -----------  -----------  ------

ALLOWANCE FOR FINANCE RECEIVABLES (dollars
 in thousands)
Balance at period-end                      $    87,065  $    80,447       8%
Allowance charge                                   494        4,040     -88%
Allowance charge to period-end net finance
 receivables                                      0.05%        0.47%    -89%
Allowance charge to net finance receivable
 income                                           0.40%        4.21%    -91%
Allowance charge to cash collections              0.23%        2.42%    -91%
                                           -----------  -----------  ------

PURCHASES OF FINANCE RECEIVABLES (1)
 (dollars in thousands)
Purchase price - core                      $    52,104  $    61,294     -15%
Face value - core                              972,268    1,008,758      -4%
Purchase price - bankruptcy                     56,892       46,607      22%
Face value - bankruptcy                        368,447      482,941     -24%
Purchase price - total                         108,996      107,901       1%
Face value - total                           1,340,715    1,491,699     -10%
Number of portfolios - total                        82           79       4%
                                           -----------  -----------  ------
ESTIMATED REMAINING COLLECTIONS (1) (in
 thousands)
Estimated remaining collections - core     $ 1,226,292  $ 1,040,140      18%
Estimated remaining collections -
 bankruptcy                                    796,161      753,130       6%
Estimated remaining collections - total      2,022,453    1,793,270      13%
                                           -----------  -----------  ------

SHARE DATA (share amounts in thousands)
Net income per common share - diluted      $      1.47  $      1.34      10%
Weighted average number of shares
 outstanding - diluted                          17,267       17,199       0%
Shares repurchased                              30,600            -     100%
Average price paid per share repurchased
 (including acquisitions costs)            $     68.02            -     100%
Closing market price                       $     71.72  $     85.13     -16%
                                           -----------  -----------  ------

RATIOS AND OTHER DATA (dollars in
 thousands)
Return on average equity (2)                     16.70%       18.25%     -8%
Return on revenue (3)                            17.97%       21.21%    -15%
Operating margin (4)                             31.70%       38.21%    -17%
Operating expense to cash receipts (5)           40.92%       37.84%      8%
Debt to equity (6)                               42.84%       56.64%    -24%
Number of collectors                             1,934        1,486      30%
Number of employees                              3,014        2,482      21%
Cash receipts (5)                          $   233,916  $   182,520      28%
Line of credit - unused portion at period
 end                                           142,500      117,500      21%
                                           -----------  -----------  ------

(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

                            FINANCIAL HIGHLIGHTS

                                    For the Quarter Ended
                 ----------------------------------------------------------
                              December    September
                  March 31       31          30        June 30    March 31
                    2012        2011        2011        2011        2011
                 ----------  ----------  ----------  ----------  ----------
EARNINGS (in
 thousands)
Income
 recognized on
 finance
 receivables,
 net             $  124,226  $  102,743  $  102,875  $  100,303  $   95,974
Fee income           15,920      15,344      11,401      14,492      15,803
Total revenues      140,146     118,087     114,276     114,795     111,777
Operating
 expenses            95,725      72,134      70,447      70,415      69,072
Income from
 operations          44,421      45,953      43,830      45,536      42,705
Net interest
 expense              2,652       2,512       2,548       2,635       2,867
Net income           25,189      26,666      25,193      25,575      23,709
Net income
 attributable to
 Portfolio
 Recovery
 Associates,
 Inc.                25,462      26,590      25,506      25,574      23,121
                 ----------  ----------  ----------  ----------  ----------

PERIOD-END
 BALANCES (in
 thousands)
Cash and cash
 equivalents     $   28,068  $   26,697  $   30,035  $   25,481  $   35,443
Finance
 receivables,
 net                945,242     926,734     919,478     879,515     866,992
Goodwill and
 intangible
 assets, net        124,659      76,274      76,426      77,643      78,893
Total assets      1,142,026   1,071,123   1,064,104   1,021,617   1,020,099
Line of credit      265,000     220,000     260,000     250,000     290,000
Total
 liabilities        502,531     457,804     478,915     463,153     489,136
Total equity        620,712     595,488     568,305     542,396     515,710
                 ----------  ----------  ----------  ----------  ----------

FINANCE
 RECEIVABLE
 COLLECTIONS
 (dollars in
 thousands)
Cash collections $  217,996  $  180,324  $  182,168  $  176,281  $  166,717
Principal
 amortization
 without
 allowance
 charges             93,276      74,481      78,552      73,695      66,703
Principal
 amortization
 with allowance
 charges             93,770      77,581      79,293      75,978      70,743
Principal
 amortization w/
 allowance
 charges as % of
 cash
 collections:
  Including
   fully
   amortized
   pools               43.0%       43.0%       43.5%       43.1%       42.4%
  Excluding
   fully
   amortized
   pools               44.8%       44.9%       45.7%       45.7%       45.3%
                 ----------  ----------  ----------  ----------  ----------

ALLOWANCE FOR
 FINANCE
 RECEIVABLES
 (dollars in
 thousands)
Balance at
 period-end      $   87,065  $   86,571  $   83,471  $   82,730  $   80,447
Allowance charge        494       3,100         741       2,283       4,040
Allowance charge
 to period-end
 net finance
 receivables           0.05%       0.33%       0.08%       0.26%       0.47%
Allowance charge
 to net finance
 receivable
 income                0.40%       3.02%       0.72%       2.28%       4.21%
Allowance charge
 to cash
 collections           0.23%       1.72%       0.41%       1.30%       2.42%
                 ----------  ----------  ----------  ----------  ----------

PURCHASES OF
 FINANCE
 RECEIVABLES (1)
 (dollars in
 thousands)
Purchase price -
 core            $   52,104  $   42,532  $   57,240  $   52,323  $   61,294
Face value -
 core               972,268     829,232   5,027,874   1,034,898   1,008,758
Purchase price -
 bankruptcy          56,892      46,360      64,848      37,204      46,607
Face value -
 bankruptcy         368,447     376,094     654,508     378,051     482,941
Purchase price -
 total              108,996      88,892     122,088      89,527     107,901
Face value -
 total            1,340,715   1,205,326   5,682,382   1,412,949   1,491,699
Number of
 portfolios -
 total                   82          83          95          76          79
                 ----------  ----------  ----------  ----------  ----------
ESTIMATED
 REMAINING
 COLLECTIONS (1)
 (in thousands)
Estimated
 remaining
 collections -
 core            $1,226,292  $1,159,086  $1,154,406  $1,072,777  $1,040,140
Estimated
 remaining
 collections -
 bankruptcy         796,161     794,262     770,886     743,228     753,130
Estimated
 remaining
 collections -
 total            2,022,453   1,953,348   1,925,292   1,816,005   1,793,270
                 ----------  ----------  ----------  ----------  ----------

SHARE DATA
 (share amounts
 in thousands)
Net income per
 common share -
 diluted         $     1.47  $     1.54  $     1.48  $     1.48  $     1.34
Weighted average
 number of
 shares
 outstanding -
 diluted             17,267      17,269      17,228      17,225      17,199
Shares
 repurchased         30,600           -           -           -           -
Average price
 paid per share
 repurchased
 (including
 acquisitions
 costs)          $    68.02           -           -           -           -
Closing market
 price           $    71.72  $    67.52  $    62.22  $    84.79  $    85.13
                 ----------  ----------  ----------  ----------  ----------

RATIOS AND OTHER
 DATA (dollars
 in thousands)
Return on
 average equity
 (2)                  16.70%      18.18%      18.27%      19.20%      18.25%
Return on
 revenue (3)          17.97%      22.58%      22.05%      22.28%      21.21%
Operating margin
 (4)                  31.70%      38.91%      38.35%      39.67%      38.21%
Operating
 expense to cash
 receipts (5)         40.92%      36.87%      36.39%      36.91%      37.84%
Debt to equity
 (6)                  42.84%      37.15%      46.02%      46.43%      56.64%
Number of
 collectors           1,934       1,658       1,520       1,517       1,486
Number of
 employees            3,014       2,641       2,504       2,504       2,482
Cash receipts
 (5)             $  233,916  $  195,668  $  193,569  $  190,773  $  182,520
Line of credit -
 unused portion
 at period end      142,500     187,500     147,500     157,500     117,500
                 ----------  ----------  ----------  ----------  ----------

(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

   Purchase Price Multiples at March 31, 2012, Entire Domestic Portfolio

($ in thousands)
----------------------------------------------------------------------------
                                                                    Total
                              Net Finance Actual Cash             Estimated
                              Receivables Collections            Collections
  Pur-               Total     Balance at  Including   Estimated     to
 chase   Purchase   Estimated   March 31,     Cash     Remaining   Purchase
 Period   Price   Collections     2012       Sales    Collections   Price
----------------------------------------------------------------------------
  1996 $    3,080 $    10,234 $         - $    10,152 $        82       332%
  1997      7,685      25,542           -      25,340         202       332%
  1998     11,089      37,414           -      36,990         424       337%
  1999     18,898      69,696           -      68,379       1,317       369%
  2000     25,020     117,511           -     113,991       3,520       470%
  2001     33,481     176,338           -     171,380       4,958       527%
  2002     42,325     199,814           -     191,646       8,168       472%
  2003     61,448     268,404           -     254,623      13,781       437%
  2004     59,176     202,021           -     189,039      12,982       341%
  2005    143,169     311,247      10,553     291,628      19,619       217%
  2006    107,693     218,051      15,865     190,961      27,090       202%
  2007    258,392     512,287      53,731     416,948      95,339       198%
  2008    275,160     525,044      89,792     379,407     145,637       191%
  2009    281,446     791,492     115,329     468,207     323,285       281%
  2010    358,166     835,541     202,659     364,189     471,352       233%
  2011    399,462     835,002     343,679     133,533     701,469       209%
  2012    109,104     196,771     108,238       3,543     193,228       180%
----------------------------------------------------------------------------
 Total $2,194,794 $ 5,332,409 $   939,846 $ 3,309,956 $ 2,022,453       243%
----------------------------------------------------------------------------

 Purchase Price Multiples at March 31, 2012, Purchased Bankruptcy Portfolio

($ in thousands)
----------------------------------------------------------------------------
                                                                    Total
                             Net Finance Actual Cash              Estimated
                             Receivables Collections             Collections
  Pur-              Total     Balance at  Including   Estimated       to
 chase  Purchase  Estimated   March 31,      Cash     Remaining    Purchase
 Period   Price  Collections     2012       Sales    Collections    Price
----------------------------------------------------------------------------
 1996-
  2003  $      - $         - $         - $         - $         -          0%
  2004     7,468      14,479           -      14,325         154        194%
  2005    29,301      43,412          50      43,289         123        148%
  2006    17,645      31,314         111      30,700         614        177%
  2007    78,547     109,231       9,286      98,127      11,104        139%
  2008   108,609     182,114      38,414     131,477      50,637        168%
  2009   156,057     393,804      74,667     227,414     166,390        252%
  2010   209,231     397,714     131,112     173,170     224,544        190%
  2011   186,184     291,733     176,051      27,767     263,966        157%
  2012    56,889      79,704      56,446       1,075      78,629        140%
----------------------------------------------------------------------------
 Total  $849,931 $ 1,543,505 $   486,137 $   747,344 $   796,161        182%
----------------------------------------------------------------------------

         Purchase Price Multiples at March 31, 2012, Core Portfolio

($ in thousands)
----------------------------------------------------------------------------
                                                                     Total
                               Net Finance Actual Cash             Estimated
                               Receivables Collections              Collect-
  Pur-                Total     Balance at  Including   Estimated    ions to
 chase   Purchase   Estimated   March 31,      Cash     Remaining   Purchase
 Period    Price   Collections     2012       Sales    Collections   Price
----------------------------------------------------------------------------
  1996  $    3,080 $    10,234 $         - $    10,152 $        82      332%
  1997       7,685      25,542           -      25,340         202      332%
  1998      11,089      37,414           -      36,990         424      337%
  1999      18,898      69,696           -      68,379       1,317      369%
  2000      25,020     117,511           -     113,991       3,520      470%
  2001      33,481     176,338           -     171,380       4,958      527%
  2002      42,325     199,814           -     191,646       8,168      472%
  2003      61,448     268,404           -     254,623      13,781      437%
  2004      51,708     187,542           -     174,714      12,828      363%
  2005     113,868     267,835      10,503     248,339      19,496      235%
  2006      90,048     186,737      15,754     160,261      26,476      207%
  2007     179,845     403,056      44,445     318,821      84,235      224%
  2008     166,551     342,930      51,378     247,930      95,000      206%
  2009     125,389     397,688      40,662     240,793     156,895      317%
  2010     148,935     437,827      71,547     191,019     246,808      294%
  2011     213,278     543,269     167,628     105,766     437,503      255%
  2012      52,215     117,067      51,792       2,468     114,599      224%
----------------------------------------------------------------------------
 Total  $1,344,863 $ 3,788,904 $   453,709 $ 2,562,612 $ 1,226,292      282%
----------------------------------------------------------------------------

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RayAtkinson@PortfolioRecovery.com